EXHIBIT 23.1

INDEPENDENT AUDITORS’ CONSENT

The Board of Directors

North American Energy Partners Inc.

We consent to the use and to the reference of our report to the shareholder dated October 31, 2003, relating to the consolidated balance sheet of North American Energy Partners Inc. (the “Company”) as at October 31, 2003 included herein and to the reference to our firm under the heading “Experts” in the registration statement on Form F-4 of the Company.

Signed “KPMG LLP”

Chartered Accountants

Edmonton, Canada

August 12, 2004